CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-42605) of Asset Investors Corporation of our reports (a) dated February 9, 1996, with respect to the consolidated financial statements of Asset Investors Corporation for the year ended December 31, 1995 and (b) dated February 9, 1996 with respect to the financial statements of Commercial Assets, Inc., both of which are included in this Annual Report (Form 10-K) for the year ended December 31, 1995.





Phoenix, Arizona
March 26, 1996